SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to Rule 14a-12

FiberNet Telecom Group, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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May 2, 2005

Dear Stockholder,

We cordially invite you to attend our 2005 annual meeting of stockholders to be held at 10:00 a.m. on Tuesday, May 24, 2005 at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., which are located at the Chrysler Center, 666 Third Avenue, 25th Floor, New York, New York.

At the annual meeting, you will be asked to elect eight persons to the Board of Directors. In addition, the Company will ask the stockholders to authorize the board of directors, in its discretion, to amend our certificate of incorporation to effect a reverse stock split of our issued and outstanding shares of common stock without further approval or authorization of our stockholders at any time prior to the next annual meeting of the Company’s stockholders. Furthermore, the Company will ask the stockholders to ratify the selection of Deloitte & Touche LLP as the Company’s independent public accountants. The Company’s board of directors recommends the approval of all six proposals. Finally, you will be asked to act on such other business as may properly come before the annual meeting.

We hope you will be able to attend the annual meeting. Whether you plan to attend the annual meeting or not, it is important that your shares are represented. Therefore, we ask that you promptly complete, sign, date and return the enclosed proxy card in accordance with the instructions set forth on the card. This will ensure your proper representation at the annual meeting.

Sincerely,

/s/ JON A. DELUCA Jon A. DeLuca
President and Chief Executive Officer

FIBERNET TELECOM GROUP, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 24, 2005

To the Stockholders of

FiberNet Telecom Group, Inc.

NOTICE IS HEREBY GIVEN that the annual meeting (the “Annual Meeting”) of FiberNet Telecom Group, Inc., a Delaware corporation (the “Company”), will be held at 10:00 a.m. on Tuesday, May 24, 2005 at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., which are located at the Chrysler Center, 666 Third Avenue, 25th Floor, New York, New York for the following purposes:

1. To elect eight members to the board of directors of the Company (the “Board of Directors”).

2. To authorize the Board of Directors, in its discretion, to amend the Company’s certificate of incorporation to effect a 1-for-4 reverse stock split of the Company’s issued and outstanding shares of common stock without further approval or authorization of its stockholders at any time prior the next annual meeting of stockholders of the Company.

3. To authorize the Board of Directors, in its discretion, to amend the Company’s certificate of incorporation to effect a 1-for-6 reverse stock split of the Company’s issued and outstanding shares of common stock without further approval or authorization of its stockholders at any time prior the next annual meeting of stockholders of the Company.

4. To authorize the Board of Directors, in its discretion, to amend the Company’s certificate of incorporation to effect a 1-for-8 reverse stock split of the Company’s issued and outstanding shares of common stock without further approval or authorization of its stockholders at any time prior to the next annual meeting of stockholders of the Company.

5. To authorize the Board of Directors, in its discretion, to amend the Company’s certificate of incorporation to effect a 1-for-10 reverse stock split of the Company’s issued and outstanding shares of common stock without further approval or authorization of its stockholders at any time prior the next annual meeting of stockholders of the Company.

6. To consider and act upon a proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent public accountants for the fiscal year ending December 31, 2005.

7. To transact such other business as may be properly brought before the stockholders at the Annual Meeting and any adjournments thereof.

The Board of Directors has fixed the close of business on April 29, 2005, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof. A list of stockholders entitled to vote at the Annual Meeting will be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of ten days before the meeting at the Company’s offices at 570 Lexington Avenue, 3rd Floor, New York, New York 10022, and at the time and place of the meeting during the duration of the meeting.

AT LEAST A MAJORITY OF ALL OUTSTANDING SHARES OF VOTING STOCK IS REQUIRED TO CONSTITUTE A QUORUM. ACCORDINGLY, WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING OR NOT, WE ASK THAT YOU COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE IN ACCORDANCE WITH THE INSTRUCTIONS ON THE PROXY CARD. A PRE-ADDRESSED, POSTAGE PREPAID RETURN ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. IN THE EVENT YOU ARE ABLE TO ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

BY ORDER OF THE BOARD OF DIRECTORS

Jon A. DeLuca

President and Chief Executive Officer

FIBERNET TELECOM GROUP, INC.

570 LEXINGTON AVENUE, 3rd FLOOR

NEW YORK, NEW YORK 10022

(212) 405-6200

PROXY STATEMENT FOR THE FIBERNET TELECOM GROUP, INC.

2005 ANNUAL MEETING OF STOCKHOLDERS

INFORMATION ABOUT THE ANNUAL MEETING

General

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of FiberNet Telecom Group, Inc., a Delaware corporation, of proxies, in the accompanying form, to be used at the Annual Meeting of stockholders to be held at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. on Tuesday, May 24, 2005, at 10:00 a.m. Eastern Time, and any adjournments thereof.

Voting Procedures

Shares represented by valid proxies in the form enclosed, received in time for use at the Annual Meeting and not revoked at or prior to the Annual Meeting, will be voted at the Annual Meeting. Where you specify a choice on the proxy as to how your shares are to be voted on a particular matter, the shares will be voted accordingly. If no choice is specified, the shares will be voted:

•	FOR Proposal 1 electing the eight nominees for director named herein;

•	FOR Proposal 2 authorizing the Board of Directors, in its discretion, to amend the our certificate of incorporation to effect a 1-for-4 reverse stock split of our issued and outstanding shares of common stock without further approval or authorization of our stockholders at any time prior to our next annual meeting of stockholders;

•	FOR Proposal 3 authorizing the Board of Directors, in its discretion, to amend the our certificate of incorporation to effect a 1-for-6 reverse stock split of our issued and outstanding shares of common stock without further approval or authorization of our stockholders at any time prior to our next annual meeting of stockholders;

•	FOR Proposal 4 authorizing the Board of Directors, in its discretion, to amend the our certificate of incorporation to effect a 1-for-8 reverse stock split of our issued and outstanding shares of common stock without further approval or authorization of our stockholders at any time prior to our next annual meeting of stockholders;

•	FOR Proposal 5 authorizing the Board of Directors, in its discretion, to amend the our certificate of incorporation to effect a 1-for-10 reverse stock split of our issued and outstanding shares of common stock without further approval or authorization of our stockholders at any time prior to our next annual meeting of stockholders;

•	FOR Proposal 6 ratifying the appointment of Deloitte & Touche LLP as our independent public accountants for the fiscal year ending December 31, 2005.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to us a written notice of revocation or a duly executed proxy bearing a later date. Any registered stockholder who has executed a proxy but is present at the Annual Meeting, and who wishes to vote in person, may do so by revoking his or her proxy as described in the preceding sentence.

Stockholders Entitled to Vote and Quorum

The close of business on April 29, 2005 has been fixed as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting. As of the close of business on April 29, 2005, we had 51,469,891 shares of common stock outstanding and entitled to vote. Each holder of common stock is entitled to one vote per share on all matters on which such stockholder is entitled to vote.

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock is necessary to constitute a quorum at the Annual Meeting. Votes of stockholders of record who are present at the meeting in person or by proxy, abstentions, and broker non-votes (as defined below) are counted as present or represented at the meeting for purposes of determining whether a quorum exists.

If you hold your shares of common stock through a broker, bank or other representative, generally the broker or your representative may only vote the common stock that it holds for you in accordance with your instructions. However, if it has not timely received your instructions, the broker or your representative may vote on certain matters for which it has discretionary voting authority. If a broker or your representative cannot vote on a particular matter because it does not have discretionary voting authority, this is a “broker non-vote” on that matter.

For purposes of voting, broker non-votes are not deemed to be present and represented and are not entitled to vote, and therefore, will have no effect on the outcome of the vote on the proposals. However, for Proposals 2, 3, 4 and 5, broker non-votes, because they are not affirmative votes, will have the same effect as a vote against the proposals. Abstentions are treated as shares present or represented and entitled to vote and have the same effect as a vote against these proposals.

For Proposal 1, nominees for election as directors at the meeting will be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting. Withholding authority to vote for a nominee for director will have no effect on the outcome of the vote.

For Proposals 2, 3, 4 and 5, to authorize an amendment to our certificate of incorporation to effect a 1-for-4, 1-for-6, 1-for-8 and 1-for-10 reverse stock split, respectively, we require the affirmative vote of a majority of the outstanding shares of common stock.

For Proposal 6, to ratify the appointment of Deloitte & Touche LLP as our independent public accountants for the fiscal year ending December 31, 2005, we require the affirmative vote of a majority of shares of common stock present or represented by proxy and entitled to vote on the matter.

Costs of Solicitation of Proxies

The cost of soliciting proxies, including expenses in connection with preparing and mailing this Proxy Statement, will be borne by us. In addition, we will reimburse brokerage firms and other persons representing beneficial owners of our common stock for their expenses in forwarding proxy material to such beneficial owners. Solicitation of proxies by mail may be supplemented by telephone, telegram, telex and personal solicitation by our directors, officers or employees. No additional compensation will be paid for such solicitation.

This Proxy Statement and the accompanying proxy are being mailed on or about May 2, 2005 to all stockholders entitled to notice of, and to vote at, the Annual Meeting.

Dissenters’ Rights

Under Delaware law, stockholders are not entitled to dissenters’ rights of appraisal on any proposal referred to herein.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of the Record Date, concerning the ownership of voting securities of (i) each current member of the Board of Directors, (ii) each of the named executive officers, (iii) all of our directors and executive officers as a group and (iv) each beneficial owner of more than 5% of the outstanding shares of any class of our voting securities. The address for each of the directors and named executive officers is c/o FiberNet Telecom Group, Inc., 570 Lexington Avenue, 3rd Floor, New York, NY 10022. Addresses of other beneficial owners are noted on the table.

As of the Record Date, we had 51,469,891 shares of common stock outstanding.

Directors and Executive Officers	Number of Shares Beneficially Owned	Percentage Owned
Timothy P. Bradley(1)	268,099	*
Oskar Brecher(2)	2,908,000	5.7
Thomas Brown(3)	189,440	*
Jon A. DeLuca(4)	650,763	1.3
Roy D. Farmer III(5)	89,991	*
Robert E. La Blanc(6)	106,667	*
Michael S. Liss(7)	2,482,523	4.9
Charles J. Mahoney(8)	166,832	*
Richard E. Sayers(9)	185,699	*
Executive officers and directors as a group (nine persons)	7,048,014	13.7

5% Stockholders

North Sound Capital LLC(10) 53 Forest Avenue #202 Greenwich, CT 06870	4,838,651	9.4

Deutsche Bank AG, New York Branch(11) 60 Wall Street, 43rd Floor New York, NY 10005	5,406,936	10.5

Wachovia Investment Holdings, LLC(12) 301 S. College Street TW6 NC0537 Charlotte, NC 28288	4,928,356	9.6

SDS Capital Group SPC, Ltd(13) c/o SDS Capital Partners, LLC 53 Forest Avenue, 2nd Floor Old Greenwich, CT 06870	4,140,362	8.0

gateway.realty.new jersey.llc 16 East 48th Street, 5th Floor New York, NY 10022	2,980,000	5.8

*	Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.
(1)	Includes 1,109 shares of common stock owned by Signal Equity Management Corp., 99,323 shares of common stock owned by Signal Equity Partners, L.P., 155,000 shares of restricted stock and 12,667 shares issuable upon the exercise of options to purchase common stock that are exercisable within 60 days of the Record Date.
(2)	Includes 2,908,000 shares of common stock owned by gateway.realty.new jersey.llc., of which Mr. Brecher is a minority interest-holder and disclaims beneficial ownership except to the extent of his pecuniary interest.

(3)	Includes 110 shares of common stock, 180,000 shares of restricted stock and 9,330 shares issuable upon the exercise of options to purchase common stock that are exercisable within 60 days of the Record Date.
(4)	Includes 433 shares of common stock, 590,000 shares of restricted stock and 60,330 shares issuable upon the exercise of options to purchase common stock that are exercisable within 60 days of the Record Date.
(5)	Includes 46,000 shares of restricted stock and 37,332 shares issuable upon the exercise of options to purchase common stock that are exercisable within 60 days of the Record Date.
(6)	Includes 10,000 shares of common stock, 94,000 shares of restricted stock and 2,667 shares issuable upon the exercise of options to purchase common stock that are exercisable within 60 days of the Record Date.
(7)	Includes 49,488 shares of common stock owned by Concordia Telecom Management, LLC, 163,289 shares of common stock and 42,222 shares issuable upon the exercise of warrants to purchase common stock that are exercisable within 60 days of the Record Date owned by MSL Investments, LLC, 1,998 shares of common stock, 2,082,000 shares of restricted stock and 143,526 shares issuable upon the exercise of options to purchase common stock that are exercisable within 60 days of the Record Date.
(8)	Includes 155,000 shares of restricted stock and 11,832 shares issuable upon the exercise of options to purchase common stock that are exercisable within 60 days of the Record Date.
(9)	Includes 4,399 shares of common stock owned by Taurus Telecommunications Inc., 5,301 shares of common stock, 155,000 shares of restricted stock and 20,999 shares issuable upon the exercise of options to purchase common stock that are exercisable within 60 days of the Record Date.
(10)	The ultimate managing member of North Sound Capital LLC is Thomas McAuley. The Reporting Person may be deemed the beneficial owner of the shares in its capacity as the managing member of North Sound Legacy Fund LLC and North Sound Legacy Institutional Fund LLC and the investment advisor of North Sound Legacy International Ltd. (the “Funds”), who are the holders of such shares. As the managing member or investment advisor, respectively, of the Funds, the Reporting Person has voting and investment control with respect to the shares of common stock held by the Funds. The address of North Sound is 53 Forest Avenue, Suite 202, Old Greenwich, CT 06870.
(11)	Includes 5,196,062 shares of common stock and 210,874 shares issuable upon the exercise of warrants to purchase common stock that are exercisable within 60 days of the Record Date.
(12)	Includes 4,721,717 shares of common stock and 206,639 shares issuable upon the exercise of warrants to purchase common stock that are exercisable within 60 days of the Record Date.
(13)	Includes 2,871,018 shares of common stock and 1,269,344 shares issuable upon the exercise of warrants to purchase common stock that are exercisable within 60 days of the Record Date.

MANAGEMENT

The Board of Directors

Our Certificate of Incorporation and By-Laws provide for our business to be managed by or under the direction of the Board of Directors. Under our Certificate of Incorporation and By-laws, the number of directors is fixed from time to time by the Board of Directors. The Board of Directors currently consists of eight members. Directors are elected for a period of one year and thereafter serve, subject to the Bylaws, until the next annual meeting at which their successors are duly elected by the stockholders.

Set forth below are the names of the persons nominated as directors, their ages, their offices in the Company, if any, their principal occupations or employment for the past five years, the length of their tenure as directors and the names of other public companies in which such persons hold directorships

Name	Age	Position with the Company
Timothy P. Bradley	43	Director
Oskar Brecher	58	Director
Jon A. DeLuca	33	Director, President and Chief Executive Officer
Roy D. Farmer III	34	Director
Robert E. La Blanc	71	Director
Michael S. Liss	50	Chairman
Charles J. Mahoney	67	Director
Richard E. Sayers	67	Vice Chairman

The following biographical information is furnished as to each of our current directors:

TIMOTHY P. BRADLEY has served as one of our Directors since 1999. From 1996 to the present, Mr. Bradley has been a managing partner of Signal Equity Partners, a private equity investment fund focused on the telecommunications and information technology industries. From 1992 to 1996, Mr. Bradley was a general partner at the Exeter Group of Funds, a private equity investment firm. Prior to that, Mr. Bradley was a practicing attorney in New York City. Mr. Bradley currently serves as director of Georgetown Telephone, Inc. and Oceanic Digital Communications, Inc. He has a B.A. from Yale University, a J.D. from New York University School of Law, and an M.B.A. from Columbia Business School.

OSKAR BRECHER has served as one of our directors since January 2004. In 2004, Mr. Brecher joined AFC Development Group, whose principal business is the development and construction of residential properties in New York and the greater tri-state region. Since 1998, he has been the managing member of gateway.realty.new jersey.llc, a company offering colocation services to telecom and internet service providers. From 1981 to 2002, he was the founder and sole owner of American Landmark Developments, Inc., which, in partnership with affiliates of Olympia & York and others, developed high rise residential properties and was involved in condominium conversions and syndications to investors. In the late 1970’s, Mr. Brecher was a senior executive at the Cadillac Fairview Corp. He has an M.B.A. from Harvard University and a Bachelor of Architecture and Bachelor of Science from McGill University.

JON A. DELUCA was appointed as our President and Chief Executive Officer in January 2005. Mr. DeLuca began serving as one of our directors in March 2005. Until his appointment as President and Chief Executive Officer, Mr. DeLuca served as our Senior Vice President—Finance and Chief Financial Officer and also as our Vice President—Finance from June 14, 1999 to July 3, 2001. From 1997 to 1999, Mr. DeLuca was a Managing Director of Lago Industries, LLC, a private merchant banking firm. From 1992 to 1997, he was employed in the leveraged finance groups of Lazard Freres & Co. LLC and Bear, Stearns & Co. Inc. Mr. DeLuca has a B.A. from Trinity College.

ROY (TREY) D. FARMER III has served as one of our directors since 1999. Mr. Farmer is a managing partner of BBF Partners Aktiengesellschaft, a private merchant banking fund based in Istanbul, Turkey and

Vaduz, Liechtenstein. From 1999 to 2001, Mr. Farmer was our Executive Vice President and then our Chief Operating Officer. From 1998 to 1999, he was a partner of Sterling Capital LLC, a private investment firm. From 1997 to 1998, Mr. Farmer worked with a group of strategic consulting firms that repositioned technology companies. He has an A.B. from Princeton University, a M.Ed. from Harvard University and a M.A.R. From Yale University.

ROBERT E. LA BLANC has served as one of our directors since 2003. He is President of Robert E. La Blanc Associates, Inc., an information technologies consulting and investment banking firm, and is active in the field of venture capital. Prior to founding La Blanc Associates, in 1981, Mr. La Blanc was Vice Chairman of Continental Telecom, Inc., a diversified telecommunications company providing service to over three million customers in 2,000 communities in 37 states and the Caribbean. Prior to joining Continental, La Blanc, spent ten years with the major investment banking firm of Salomon Brothers Inc. where he was a General Partner and the founder of the firm’s telecommunications team. Mr. La Blanc is currently a director of the following public companies: Computer Associates International, Inc., Chartered Semiconductor Manufacturing Ltd., Titan Corp., and two families of Prudential Mutual Funds. Mr. La Blanc holds the degrees of Bachelor of Electrical Engineering from Manhattan College and Master in Business Administration from New York University. He is also a graduate of an extensive technical training program at the Bell Telephone Laboratories.

MICHAEL S. LISS was appointed as Chairman of the Board in January 2004 and has served as one of our Directors since 1999. In addition, Mr. Liss is the managing member of ML Capital Services, LLC, a consulting company, that provides general financial advisory services to us. From 1999 to 2005, Mr. Liss also served as our President and Chief Executive Officer. From 1994 to 1999, he was a Managing Director of Lazard Fréres & Co. LLC, and prior to that he was Senior Managing Director of Bear, Stearns, & Co. Inc. Mr. Liss has a B.A. from Columbia University, a J.D. from Yale Law School, and a M.P.P.M. from the Yale School of Management.

CHARLES J. MAHONEY has served as one of our directors since 1999. Previously, he served as President and Chief Executive Officer of Arcade Building Services, a wholly-owned subsidiary of Tishman Speyer Properties, L.P. From 1990 to 2000, he was Senior Managing Director and Managing Director with Tishman Speyer Properties. Prior to his employment at Tishman Speyer Properties, Mr. Mahoney was Senior Vice President, Director of Engineering and Construction at the Helmsley Organization and General Manager of Operations at Consolidated Edison Inc. He holds a B.S. from C.W. Post College.

RICHARD E. SAYERS was appointed as Vice Chairman in November 2004 and has served as one of our directors since 1999. Since 1996, he has served as President of Taurus Telecommunications, Inc., a private consulting company in the telecommunications industry. From 1994 to 1996, Mr. Sayers was the Vice Chairman of ACC Corp. and President of its International Group, serving as Chairman of ACC Telenterprises (ACC-Canada) and Chairman of ACC Long Distance, United Kingdom. Mr. Sayers has nearly 40 years of executive-level experience in the telecommunications industry. He has a B.S. in Electrical Engineering and a B.A. in English from Union College.

Committees of the Board of Directors and Meetings

Meeting Attendance. During the fiscal year ended December 31, 2004, there were eight meetings of our Board of Directors, and the various committees of the Board met an aggregate of nine times. No director attended fewer than 75% of the total number of meetings of the Board and of committees of the Board on which he served during fiscal 2004. The Board has adopted a policy under which each member of the Board is strongly encouraged to attend each annual meeting of our stockholders. All seven directors who had been serving on our Board at the time of our 2004 annual meeting of stockholders attended such annual meeting.

Audit Committee. Our Audit Committee met five times during fiscal 2004. This committee currently has three members, Timothy Bradley (Chairman), Charles Mahoney and Oskar Brecher. Until April 26, 2004, Richard Sayers was a member of the Audit Committee, but he was replaced by Mr. Brecher to comply with the independence standards promulgated by the Securities and Exchange Commission and by the Nasdaq Stock

Market. Pursuant to our written Audit Committee Charter, our Audit Committee has the authority to retain and terminate the services of our independent accountants, review financial statements, consider matters relating to accounting policy and internal controls and review the scope of annual audits. All members of the Audit Committee satisfy the current independence standards promulgated by the Securities and Exchange Commission and by the Nasdaq Stock Market, as such standards apply specifically to members of audit committees. The Board has determined that Mr. Bradley is an “audit committee financial expert,” as the Securities and Exchange Commission has defined that term in Item 401 of Regulation S-K. Please also see the report of the Audit Committee set forth elsewhere in this proxy statement.

Compensation Committee. Our Compensation Committee met three times during fiscal 2004. This committee currently has three members, Oskar Brecher, Charles Mahoney and Timothy Bradley. Until July 1, 2004, Richard Sayers was a member of the Compensation Committee, but he was replaced by Mr. Brecher to comply with the independence standards promulgated by the Securities and Exchange Commission and by the Nasdaq Stock Market. Our Compensation Committee administers our Equity Incentive Plan and reviews, approves and makes recommendations regarding our compensation policies, practices and procedures to ensure that legal and fiduciary responsibilities of the Board of Directors are carried out and that such policies, practices and procedures contribute to our success. The Compensation Committee is responsible for the determination of the compensation of our Chief Executive Officer. Messrs. Bradley, Mahoney and Brecher qualify as independent under the definition promulgated by the Nasdaq Stock Market. Please also see the report of the Compensation Committee set forth elsewhere in this proxy statement.

Nominating and Governance Committee. Our Nominating and Governance Committee has two members, Oskar Brecher and Charles Mahoney. Until July 1, 2004, Richard Sayers was a member of the Nominating and Governance Committee, but he was replaced by Mr. Brecher to comply with the independence standards promulgated by the Securities and Exchange Commission and by the Nasdaq Stock Market. This committee’s role is to make recommendations to the full Board as to the size and composition of the Board and to make recommendations as to particular nominees. All members of the Nominating and Governance Committee qualify as independent under the definition promulgated by the Nasdaq Stock Market. The Nominating and Governance Committee met once during fiscal 2004.

The Nominating and Governance Committee may consider candidates recommended by stockholders as well as from other sources such as other directors or officers, third party search firms or other appropriate sources. For all potential candidates, the Nominating and Governance Committee may consider all factors it deems relevant, such as a candidate’s personal integrity and sound judgment, business and professional skills and experience, independence, knowledge of the industry in which we operate, possible conflicts of interest, diversity, the extent to which the candidate would fill a present need on the Board of Directors, and concern for the long-term interests of the stockholders. As set forth in the Nominating and Governance Committee Charter, persons recommended by stockholders will be considered on the same basis as candidates from other sources. If a stockholder wishes to nominate a candidate to be considered for election as a director at the 2006 Annual Meeting of Stockholders, it must follow the procedures described in “Stockholder Proposals and Nominations For Director.” If a stockholder wishes simply to propose a candidate for consideration as a nominee by the Nominating and Governance Committee, it should submit any pertinent information regarding the candidate to the members of the Nominating and Governance Committee by mail at 570 Lexington Avenue, 3rd Floor, New York, New York 10022.

Compensation Committee Interlocks and Insider Participation. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee.

Shareholder Communications to the Board

Generally, shareholders who have questions or concerns should contact our Investor Relations department at 212-405-6200. However, any shareholders who wish to address questions regarding our business directly with the Board of Directors, or any individual director, should direct his or her questions to the non-employee Board members via e-mail at boardofdirectors@ftgx.com.

Compensation of Directors

Pursuant to our 2004 Board of Directors Compensation Plan, we paid each non-employee director an annual fee of $12,000 (payable quarterly in arrears). In addition, the chairman of the Audit Committee shall also be entitled to an annual fee of $7,500 (payable quarterly in arrears). Each board and committee member is also entitled to a fee for each board or committee meeting of $500 for attendance via teleconference and $1,000 for attendance in person. The board chairman and each committee chairman, if non-employee directors, are also entitled to an additional $500 for each meeting attended. Ordinary and necessary expenses incurred in attending Board and committee meetings are reimbursed. Our 2005 Board of Directors Compensation Plan is substantially the same as our 2004 plan.

Directors who are not our employees or employees of any of our affiliates are also entitled to receive options under our Equity Incentive Plan. During fiscal 2004, our directors were not granted any shares of restricted stock or options to purchase shares of common stock.

Richard Sayers is employed as a consultant in addition to his responsibilities as a Director. Mr. Sayers’ total remuneration for consulting during fiscal year 2004 was $104,625.00.

Upon his resignation as President and Chief Executive Officer on January 31, 2005, Mr. Liss became a consultant to the company and pursuant to his consulting agreement, will be paid $200,000.00 per annum as compensation for his services, including reimbursement for the payment of health, life and disability insurance premiums and for travel expenses incurred in connection with the performance of his agreement. The initial term of the consulting agreement is six months, subject to renewal upon mutual agreement of the parties.

Executive Officers

The following table sets forth certain information regarding our current executive officers who are not also directors.

Name	Age	Position
Edward Granaghan	33	Senior Vice President—Finance and Chief Financial Officer
Thomas Brown	35	Senior Vice President—Sales and Marketing

EDWARD GRANAGHAN was appointed as our Senior Vice President—Finance and Chief Financial Officer in January 2005. Mr. Granaghan served as our Vice President—Finance from May 8, 2000 until his promotion to Chief Financial Officer. From 1998 to 2000, Mr. Granaghan was the Controller of Lazard Fréres & Co’s Asset Management Division. From 1993 to 1998, he was employed at Deloitte & Touche LLP. Mr. Granaghan holds the degrees of B.A. of Accounting from the Pennsylvania State University and a M.B.A. from New York University.

THOMAS BROWN has served as our Senior Vice President of Sales and Marketing since September 12, 2003. Mr. Brown previously served as our Director of Carrier Sales from December 19, 1999 to September 18, 2001 and as our Vice President of Sales from September 18, 2001 until his promotion in September 2003. From 1997 to 1999, Mr. Brown was Director of Carrier Sales at DirectNet Telecommunications LLC, a private international carrier. From 1992 to 1997, Mr. Brown held various managerial positions with both LCI International, Inc. and AT&T. Mr. Brown has a B.A. from University of Massachusetts at Amherst.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows the total compensation earned during the three fiscal years ended December 31, 2002, 2003 and 2004 to (1) our Chief Executive Officer and (2) our two next most highly compensated executive officers who earned more than $100,000 during the fiscal year ended December 31, 2004.

Name and Principal Position	Year	Annual Compensation								Awards
		Salary		Bonus			Other Annual Compensation			Restricted Stock Awards(1)		Securities Underlying Options/ SARs(#)
Michael S. Liss Chairman and Former President and Chief Executive Officer(2)	2004 2003 2002	$ $ $	350,000 350,000 350,000	$ $ $	150,000 150,000 475,000	(3)		— — —		$	— 2,352,660 —	— 181,000 —

Jon A. DeLuca Former Senior Vice President—Finance and Chief Financial Officer(4)	2004 2003 2002	$ $ $	225,000 225,000 225,000	$ $ $	150,000 100,000 80,000			— — —		$	— 666,700 —	— 51,000 —

Thomas Brown Senior Vice President— Sales and Marketing	2004 2003 2002	$ $ $	237,500 145,708 139,269	$ $	87,500 40,600 —		$ $	— 88,776 81,463	(5) (5)	$ $	80,960 99,440 —	8,000 8,000 —

(1)	The total number of shares of restricted stock outstanding on December 31, 2004 was 4,502,760. The total value of all shares of restricted stock outstanding on December 31, 2004 was $3,962,428. No award is scheduled to vest within three years, but all shares of restricted stock may vest upon the occurrence of certain events in accordance with the terms of the Company’s Equity Incentive Plan and the restricted stock agreements. Currently, no dividends are to be paid on the shares of restricted stock reported.
(2)	Mr. Liss resigned as our President and Chief Executive Officer on January 31, 2005.
(3)	Includes a payment of $400,000 to Mr. Liss for his efforts in negotiating and coordinating the Company’s recapitalization in October 2002.
(4)	Mr. DeLuca became our President and Chief Executive Officer on January 31, 2005.
(5)	Consists of sales commissions.

Option Grants in Our Last Fiscal Year

The following table shows grants of stock options that we made during the fiscal year ended December 31, 2004 to each of the executive officers named in the Summary Compensation Table above.

Name	Individual Grants
	Number of Securities Underlying Options/SARs Granted (#) (1)	% of Total Options/SARs Granted to Employees in Fiscal Year	Exercise or Base Price ($/Share)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
					5%	10%
Michael S. Liss	0	—	—	—	—	—
Jon A. DeLuca	0	—	—	—	—	—
Thomas Brown	8,000	58.7%	$1.55	1/19/14	$7,798	$19,762

(1)	The options were granted pursuant to our Equity Incentive Plan. The options granted to the above named executive officers are incentive stock options and non-qualified stock options and vest annually in three equal installments commencing one year from the date of grant.
(2)

In accordance with the rules of the SEC, we show in these columns the potential realizable value over the term of the option (the period from the grant date to the expiration date). We calculate this assuming that the fair market value of our common stock on the date of grant appreciates at the indicated annual rate, 5% and 10% compounded annually, for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. These amounts are based on assumed rates of appreciation and do not represent an estimate of our future stock price. Actual gains, if any, on stock option exercises will depend on the future performance of our common stock, the optionholder’s continued employment with us through the option exercise period, and the date on which the option is exercised.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table provides information regarding the exercises of options by each of the named executive officers during fiscal 2004. In addition, this table includes the number of shares covered by both exercisable and unexercisable stock options as of December 31, 2004 and the values of “in-the-money” options, which values represent the positive spread between the exercise price of any such option and the fiscal year-end value of our common stock.

Name	Shares Acquired on Exercise	Value Realized(1)	Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of the Unexercised In-The-Money Options at Fiscal Year-End
			Exercisable	Unexercisable	Exercisable	Unexercisable
Michael S. Liss	0	$0	143,526	126,666	$0	$0
Jon A. DeLuca	0	$0	60,330	34,000	$0	$0
Thomas Brown	0	$0	9,330	13,333	$0	$0

(1)	Amounts shown in this column do not necessarily represent actual value realized from the sale of the shares acquired upon exercise of the option because in many cases the shares are not sold on exercise but continue to be held by the executive officer exercising the option. The amounts shown represent the difference between the option exercise price and the market price on the date of exercise, which is the amount that would have been realized if the shares had been sold immediately upon exercise.

Employment Contracts, Termination of Employment and Change-in-Control Arrangements

Other than a provision in our Equity Incentive Plan that provides for the accelerated vesting of all outstanding grants upon a change-in-control, unless otherwise determined by our Board of Directors, we do not have any employments contracts, termination of employment or change-in-control arrangements with any of the named executive officers.

Option Repricing

The following table sets forth information concerning the repricing of stock options held by each of the named executive officers since November 24, 1997 (the date on which the Company completed its merger with Desert Native Designs, Inc., a Nevada corporation, and, thereby, became a publicly-traded company), including (i) the date of the repricing, (ii) the number of shares subject to the repriced options, (iii) the market price at the time of repricing, (iv) the exercise price prior to repricing, (v) the new exercise price and (vi) the original option term remaining at the date of repricing:

TEN YEAR OPTION REPRICINGS

Name/Position	Date	Number of Options Repriced or Amended	Market Price of Stock at time of Repricing or Amendment		Exercise Price at Time of Repricing or Amendment		New Exercise Price		Length of Original Option Term Remaining at Date of Repricing or Amendment (years)
Michael S. Liss Chairman, President & Chief Executive Officer(1)	12/21/00 12/21/00 12/21/00	4,167 14,666 14,666	$ $ $	112.50 112.50 112.50	$ $ $	120.00 112.50 180.00	$ $ $	30.00 30.00 30.00	8.5 9.0 9.0

(1)	Mr. Liss resigned as our President and Chief Executive Officer on January 31, 2005.

Performance Graph

The following graph compares the yearly percentage change in our cumulative total stockholder return on our common stock during a period commencing on December 31, 1999 and ending on December 31, 2004 (as measured by dividing (A) the difference between our share price at the end and the beginning of the measurement period by (B) the share price at the beginning of the measurement period) with the cumulative total return of The Nasdaq Stock Market and our peer group(1) during such period. It should be noted that we have not paid any dividends on our common stock, and no dividends are included in the representation of our performance. The stock price performance on the graph below is not necessarily indicative of future price performance. This graph is not “soliciting material,” is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 whether made before or after the date hereof and irrespective of any general incorporation language in any such filing. Information used on the graph was obtained from the Standard & Poor’s Institutional Market Services, a source believed to be reliable, but we are not responsible for any errors or omissions in such information.

(1)	Our “peer group” consists of the Nasdaq Telecommunications Index. In addition, the graph includes our peer group for fiscal 2002, which consisted of Allegiance Telecom, Inc., Level 3 Communications, Inc., McLeodUSA, Inc., Pac-West Telecom, Inc., Qwest Communications International, Inc., Time Warner Telecom Inc., US LEC Corp. and WilTel Communications Group, Inc. (formerly known as Williams Communications Group, Inc.). During 2001, such peer group consisted of a number of other companies in our industry that subsequently filed for bankruptcy. Given the small size of the peer group, we felt that it was appropriate to use a larger and more standard peer group such as the Nasdaq Telecommunications Index in 2003 and 2004.

REPORT OF COMPENSATION COMMITTEE

ON EXECUTIVE COMPENSATION

Overview

This report relates to compensation decisions made by the Compensation Committee. This report shall not be deemed incorporated by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent it specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

The Compensation Committee, which consists of Timothy P. Bradley, Charles J. Mahoney and Oskar Brecher, is responsible for establishing and administering the Company’s executive compensation policies. This report addresses the compensation policies for the fiscal year ended December 31, 2004 as they affected Michael S. Liss, in his capacity as our former President and Chief Executive Officer of the Company during that fiscal year, and the other executive officers of the Company.

General Compensation Policy

The objectives of the Company’s executive compensation program are to:

•	Provide a competitive compensation package that will attract and retain superior talent and reward performance;

•	Support the achievement of desired Company performance; and

•	Align the interests of executives with the long-term interests of stockholders through award opportunities that can result in ownership of common stock, thereby encouraging the achievement of superior results over an extended period.

Executive Officer Compensation Program

The Company’s executive officer compensation program is comprised of: (i) base salary, which is set on an annual basis; (ii) discretionary incentive bonuses, which are based on the achievement of objectives and Company performance; and (iii) long-term discretionary incentive compensation in the form of periodic equity incentive grants, with the objective of aligning the executive officers’ long-term interests with those of the stockholders and encouraging the achievement of superior results over an extended period.

The Compensation Committee performs annual reviews of executive compensation to confirm the competitiveness of the overall executive compensation packages as compared with companies who compete with the Company to attract and retain employees.

Base Salary

The Compensation Committee reviews base salary levels for the Company’s executive officers on an annual basis. Base salaries are set competitively relative to companies in the telecommunications industry and other comparable companies. In determining salaries, the Compensation Committee also takes into consideration individual experience and performance. The Compensation Committee seeks to compare the salaries paid by companies similar in size and industry to the Company. Within this comparison group, the Company seeks to make comparisons to executives at a comparable level of experience, who have a comparable level of responsibility and expected level of contribution to the Company’s performance. In setting base salaries, the Compensation Committee also takes into account the level of competition among telecommunications companies to attract talented personnel.

Incentive Bonuses

The Company, along with each executive officer, establishes goals related specifically to that officer’s areas of responsibility. The Compensation Committee determines the amount of each executive’s bonus based on a subjective assessment by the Compensation Committee of the officer’s progress toward achieving the established goals. Bonuses are typically awarded on an annual basis.

Long-term Incentive Compensation

Long-term incentive compensation, in the form of stock options and restricted stock grants, allows the executive officers to share in any appreciation in the value of the Company’s common stock. The Compensation Committee believes that equity participation aligns executive officers’ interests with those of the stockholders. The amounts of the awards are designed to reward past performance and create incentives to meet long-term objectives. Awards are made at a level calculated to be competitive within the telecommunications industry as well as a broader group of companies of comparable size. In determining the amount of each grant, the Compensation Committee takes into account the number of shares held by the executive prior to the grant as well as the performance of the Company and the individual executive. To help ensure that stock option grants reward only those executive officers who benefit the Company, the Equity Incentive Plan provides that awards will be canceled and that certain gains must be repaid if an executive officer violates certain provisions of the plan. These provisions include prohibitions against engaging in activity that is detrimental to the Company, such as performing services for a competitor, disclosing confidential information or soliciting customers away from the Company.

Chief Executive Officer Compensation

In fiscal 2004, Mr. Liss received a base salary of $350,000.00 and a regular bonus of $150,000.00. The Compensation Committee believes that these levels are consistent with the range of salary and bonus levels received by his counterparts in companies in the telecommunications industry and other comparable companies. The Compensation Committee believes Mr. Liss has managed the Company well in a challenging business climate and has continued to move the Company toward its long-term objectives.

Tax Considerations

The Compensation Committee’s compensation strategy is to be cost and tax effective. Therefore, the Compensation Committee’s policy is to preserve corporate tax deductions, while maintaining the flexibility to approve compensation arrangements that it deems to be in the best interests of the Company and its stockholders, even if such arrangements do not always qualify for full tax deductibility.

THE COMPENSATION COMMITTEE:

Timothy P. Bradley

Oskar Brecher

Charles J. Mahoney

REPORT OF AUDIT COMMITTEE

The Audit Committee of the Board of Directors, which during 2004 consisted of three members who met the audit committee member requirements of the Nasdaq SmallCap Market at that time, has furnished the following report:

The Audit Committee assists the Board in overseeing and monitoring the integrity of our financial reporting process, compliance with legal and regulatory requirements and the quality of internal and external audit processes. This committee’s role and responsibilities are set forth in a charter which has been adopted by the Board and was made publicly available as filed it was filed with our proxy statement for our 2004 annual meeting. This committee reviews and reassesses the charter annually and recommends any changes to the Board for approval. The Audit Committee is responsible for overseeing our overall financial reporting process, and for the appointment, compensation, retention, and oversight of the work of Deloitte & Touche LLP. In fulfilling its responsibilities for the financial statements for fiscal year 2004, the Audit Committee took the following actions:

•	Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2004 with management and Deloitte & Touche LLP, our independent auditors;

•	Discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit; and

•	Received written disclosures and the letter from Deloitte & Touche LLP regarding its independence as required by Independence Standards Board Standard No. 1. The Audit Committee further discussed with Deloitte & Touche LLP its independence. The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the committee determined appropriate.

Based on the Audit Committee’s review of the audited financial statements and discussions with management and Deloitte & Touche LLP, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2004 for filing with the SEC.

The forgoing report was prepared on March 24, 2005 by the following Directors of the Company, constituting all the members of the Audit Committee at that time:

THE AUDIT COMMITTEE:

Timothy P. Bradley

Oskar Brecher

Charles J. Mahoney

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Our records reflect that all reports which were required to be filed pursuant to Section 16(a) of the Exchange Act were filed on a timely basis, except that one report, covering two transactions, was filed late by Mr. Farmer.

An Annual Statement of Beneficial Ownership on Form 5 is not required to be filed if there are no previously unreported transactions or holdings to report. Nevertheless, we are required to disclose the names of directors, officers and 10% shareholders who did not file a Form 5 unless we have obtained a written statement that no filing is required.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our Audit Committee reviews and approves in advance all related-party transactions.

Richard Sayers is employed as a consultant in addition to his responsibilities as a Director. Mr. Sayers’ total remuneration for consulting during fiscal year 2004 was $104,625.00.

On February 1, 2005, we entered into a consulting agreement with Michael Liss, the Chairman of our Board of Directors and our former President and Chief Executive Officer. Pursuant to the terms of this agreement, Mr. Liss will provide general financial advisory services, including assisting us in analyzing and evaluating potential strategic transactions and public or private placements of debt or equity securities. Mr. Liss will receive $200,000.00 per annum as compensation for his services, including reimbursement for the payment of health, life and disability insurance premiums and for travel expenses incurred in connection with the performance of his agreement, as well as customary indemnification. The initial term of the consulting agreement is six months, subject to renewal upon mutual agreement of the parties.

CODE OF CONDUCT AND ETHICS

We have adopted a code of conduct and ethics that applies to all of our employees, including our chief executive officer and chief financial and accounting officers. The text of the code of conduct and ethics is filed as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2003. Disclosure regarding any amendments to, or waivers from, provisions of the code of conduct and ethics that apply to our directors, principal executive and financial officers will be included in a Current Report on Form 8-K within five business days following the date of the amendment or waiver, unless website posting of such amendments or waivers is then permitted by the rules of The Nasdaq Stock Market, Inc.

PROPOSAL ONE: ELECTION OF DIRECTORS

Background

Under our Certificate of Incorporation and By-Laws, the number of directors is fixed from time to time by the Board of Directors, and directors serve in office until the next annual meeting of stockholders and until their respective successors have been elected and qualified.

The Board of Directors has voted (i) to set the size of the Board of Directors at eight and (ii) to nominate Timothy P. Bradley, Oskar Brecher, Jon A. DeLuca, Roy (Trey) D. Farmer III, Robert E. La Blanc, Michael S. Liss, Charles J. Mahoney and Richard E. Sayers for election at the Meeting to serve until the next annual meeting of Stockholders and until their respective successors have been elected and qualified.

Unless authority to vote for either of the nominees named above is withheld, the shares represented by the enclosed proxy will be voted FOR the election as directors of such nominees. In the event that any nominee shall become unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as the Board of Directors may recommend in his place. The Board has no reason to believe that any nominee will be unable or unwilling to serve.

Required Vote

A plurality of the votes cast at the Annual Meeting is required to elect each nominee as a director.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF TIMOTHY P. BRADLEY, OSKAR BRECHER, JON A. DELUCA, ROY (TREY) D. FARMER III, ROBERT E. LA BLANC, MICHAEL S. LISS, CHARLES J. MAHONEY AND RICHARD E. SAYERS AS DIRECTORS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

PROPOSAL TWO: 1-FOR-4 REVERSE STOCK SPLIT

Background

We are seeking your approval of four different possible reverse stock split proposals at the ratios of 1-for-4, 1-for-6, 1-for-8 and 1-for-10. The Board of Directors has adopted a resolution, (i) declaring the advisability of either a 1-for-4 reverse stock split (the “1-for-4 Reverse Split”), a 1-for-6 reverse stock split (the “1-for-6 Reverse Split”), a 1-for-8, reverse stock split (the “1-for-8 Reverse Split”) or a 1-for-10 reverse stock split (the “1-for-10 Reverse Split”, and together with the 1-for-4 Reverse Split, the 1-for-6 Reverse Split and the 1-for-8 Reverse Split, each a “Reverse Split”, and together, the “Reverse Splits”), subject to stockholder approval, (ii) approving a corresponding amendment of our certificate of incorporation to effect either the 1-for-4 Reverse Split (the “1-for-4 Reverse Split Amendment”), the 1-for-6 Reverse Split (the “1-for-6 Reverse Split Amendment”), the 1-for-8 Reverse Split (the “1-for-8 Reverse Split Amendment”) or the 1-for-10 Reverse Split (the “1-for-10 Reverse Split Amendment”, and together with the 1-for-4 Reverse Split Amendment, the 1-for-6 Reverse Split Amendment and the 1-for-8 Reverse Split Amendment, the “Reverse Split Amendments”), subject to stockholder approval, and (iii) authorizing any other action it deems necessary to effect one of the Reverse Splits, without further approval or authorization of our stockholders, at any time prior to our next annual meeting of stockholders. The Board of Directors may subsequently effect, in its sole discretion, one (but not more than one) of the Reverse Splits as may be approved by the stockholders.

If approved by our stockholders, only one of the four proposed Reverse Splits would become effective on any date selected by the Board of Directors on or prior to our next annual meeting of stockholders. At the time that one of the Reverse Split Amendments is effective, the other Reverse Split Amendments approved by the stockholders would not be implemented and would be deemed abandoned, without any further effect. Moreover, the Board of Directors reserves the right, even after stockholder approval, to forego or postpone filing of the Reverse Split Amendments if such action is determined not to be in the best interests of the Company and its stockholders. If none of the Reverse Splits adopted by the stockholders is subsequently implemented by the Board of Directors and effected by our next annual meeting of stockholders, all such Reverse Splits will be deemed abandoned, without any further effect. In such case, the Board of Directors may again seek stockholder approval at a future date for a reverse stock split if it deems a reverse stock split to be advisable at that time.

Proposal

In Proposal 2, our stockholders are being asked to authorize the Board of Directors, in its discretion, to effect the 1-for-4 Reverse Split, including the filing of the 1-for-4 Reverse Split Amendment, without further approval or authorization of our stockholders, at any time prior to our next annual meeting of stockholders.

The 1-for-4 Reverse Split Amendment, would amend Article Four of our certificate of incorporation by inserting the following language:

The Corporation hereby declares that each four (4) shares of the outstanding shares of the Corporation’s Common Stock as of the date of filing of this Certificate of Amendment to the Certificate of Incorporation, be converted and reconstituted into one share of Common Stock (the “Reverse Split”). No fractional shares shall be issued upon such conversion and reconstitution. Instead, the Corporation will pay cash equal to such fraction multiplied by the average of the high and low trading prices of the Corporation’s Common Stock on the Nasdaq SmallCap Market during regular trading hours for the five trading days immediately preceding the effective time of the Reverse Split, which amount is hereby determined to equal the fair market value of the Corporation’s Common Stock upon the effective time of the Reverse Split.

Reasons for the Reverse Split

The reason for the Reverse Split is to maintain our listing on the Nasdaq SmallCap Market (“SmallCap Market”) and to increase investor interest on our company. Our common stock was listed on the Nasdaq National Market from March 2000 until May 23, 2002, at which point our stock became listed on the SmallCap Market. Nasdaq Marketplace Rule 4450(a)(5) requires that as a condition to the continued listing of a company’s securities on the SmallCap Market, the company must satisfy certain requirements, including maintaining a minimum bid price equal to or greater than $1.00 per share. A company’s failure to meet Nasdaq’s minimum bid price for 30 consecutive business days normally results in delisting proceedings, unless the company can demonstrate compliance with those requirements for ten consecutive days during a 180-day grace period that immediately follows the initial 30-day period of non-compliance. If a company still fails to satisfy the minimum bid price requirement by the conclusion of the 180-day grace period, a company listed on the SmallCap Market that demonstrates compliance with the core initial listing standards of the SmallCap Market, either net income of $750,000, stockholders’ equity of $5 million or a market capitalization of $50 million, may be afforded an additional 180-day grace period within which to regain compliance. We have been notified by the SmallCap Market that we have until August 12, 2005 to regain compliance with the minimum bid price requirement.

Our Board of Directors believes that a delisting could adversely affect our ability to attract the interest of investors and to maximize stockholder value. In addition, the Board of Directors believes that the delisting may result in decreased liquidity for the holders of outstanding shares of common stock. We believe that, if the Reverse Split is approved, there is a greater likelihood that the minimum bid price of the common stock will be increased to and maintained at a level over $1.00 per share. In addition, if we are not able to maintain our listing on the SmallCap Market or another exchange, the purchasers of our series K preferred stock proposed to be issued pursuant to a securities purchase agreement among the purchasers and us, may not be required to consummate the purchase of the series K preferred stock unless they agree to waive the listing requirement.

An increase in the per share price of our common stock, which we expect as a result of the Reverse Split, may heighten the interest of the financial community in our Company and broaden the pool of investors that may consider investing in our Company, potentially increasing the trading volume and liquidity of our common stock. As a matter of policy, many institutional investors are prohibited from purchasing stocks below minimum price levels. For the same reason, brokers often discourage their customers from purchasing such stocks. To the extent that the price per share of our common stock increases as a result of the Reverse Split, some of these concerns may be ameliorated. However, many investors will not invest in securities that have a historical trading price below $5.00 per share, and there can be no assurance that the Reverse Split will increase the price above that level for any period of time.

The reduction in the number of outstanding shares of common stock caused by the Reverse Split is anticipated initially to increase the market price of the common stock. However, because some investors may view the Reverse Split negatively, there can be no assurance that the market price of the common stock after the proposed Reverse Split will adjust to reflect the conversion ratio (e.g., if the market price is $0.50 before the Reverse Split and the selected ratio is one new share for every four shares outstanding there can be no assurance that the market price immediately after the Reverse Split will be $2.00 (four x $0.50)), or that any price gain will be sustained in the future.

If our common stock were delisted from Nasdaq, this could adversely affect the liquidity of our common stock and our ability to raise capital, including completing the proposed series K preferred stock issuance. In the event of a delisting, the common stock would probably be traded in the over-the-counter market maintained by the NASD Electronic Bulletin Board and the spread between the bid price and ask price of the shares of common stock is likely to be greater than at present. Stockholders may also experience a greater degree of difficulty in obtaining accurate, timely information concerning pricing and trading volume and in executing trades of our common stock. In addition, if the common stock were to be delisted from trading on Nasdaq and the trading price of the common stock were to remain below $5.00 per share, trading in the common stock would be subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934, as amended, which require additional disclosure by broker-dealers in connection with any trades involving a stock defined as a “penny stock” (generally, any non-Nasdaq equity security that has a market price of less than $5.00 per share, subject to certain exceptions). The additional burdens imposed upon broker-dealers by such requirements could discourage broker-dealers from executing transactions in the common stock, which could limit the market liquidity of the common stock and the ability of investors to trade our common stock. There is no guarantee that the Reverse Split will result in compliance with the Nasdaq minimum bid price requirement or that we will continue to meet all of the other requirements for continued listing. Consequently, our securities may be delisted even after the Reverse Split.

Principal Effects of the 1-for-4 Proposed Reverse Split

If the proposed 1-for-4 Reverse Split is approved at the Annual Meeting and the Board of Directors elects to effect the proposed 1-for-4 Reverse Split, each outstanding share of our common stock as of the record date of the 1-for-4 Reverse Split will immediately and automatically be changed, as of the effective date of the 1-for-4 Reverse Split Amendment, into one-fourth of a share of common stock. In addition, the number of shares of our common stock subject to outstanding options and warrants issued by us, and the number of shares reserved for future issuances upon conversion of our preferred stock and under our stock plans, will be reduced by a factor of four. No fractional shares of our common stock will be issued in connection with the proposed 1-for-4 Reverse Split. Holders of our common stock who would otherwise receive a fractional share of common stock pursuant to the 1-for-4 Reverse Split will receive cash in lieu of the fractional share as explained more fully below.

If the 1-for-4 Reverse Split is approved at the Annual Meeting and the Board of Directors, in its discretion, decides to effect such 1-for-4 Reverse Split, the Board of Directors will fix a record date for determination of shares subject to the 1-for-4 Reverse Split. As of the date of this Proxy Statement, the Board of Directors had not fixed a record date for the 1-for-4 Reverse Split, but anticipates that a Reverse Split will be effectuated promptly following the Annual Meeting, subject to approval. As of the Record Date, there were 51,469,891 shares of our common stock issued and outstanding and 9,037,582 shares of our common stock subject to warrants and options granted by us. If additional shares of our common stock are issued or redeemed prior to the record date for the 1-for-4 Reverse Split, the actual number of shares issued and outstanding before and after the 1-for-4 Reverse Split will increase or decrease accordingly.

Because the 1-for-4 Reverse Split will apply to all issued and outstanding shares of our common stock and outstanding rights to purchase our common stock or to convert other securities into our common stock, the proposed 1-for-4 Reverse Split will not alter the relative rights and preferences of our existing stockholders. The 1-for-4 Reverse Split Amendment will, however, effectively increase the number of shares of our common stock available for future issuances by the Board of Directors.

If the proposed 1-for-4 Reverse Split is approved at the Annual Meeting and effected by the Board of Directors, some of our stockholders may consequently own less than one hundred shares of our common stock. A purchase or sale of less than one hundred shares (an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers. Therefore, those stockholders who own less than one hundred shares following the 1-for-4 Reverse Split may be required to pay higher transaction costs should they then determine to sell their shares.

Cash Payment in Lieu of Fractional Shares

In lieu of any fractional shares to which a holder of our common stock would otherwise be entitled as a result of the Reverse Split, we will pay cash equal to such fraction multiplied by the average of the high and low trading prices of our common stock on Nasdaq during regular trading hours for the five trading days immediately preceding the effective time of the Reverse Split, which amount is hereby determined to equal the fair market value of our common stock at the effective time of the Reverse Split. In the event that a stockholder owns less than four shares of our common stock upon the effective time of the Reverse Split, such stockholder will only be entitled to a cash payment.

Federal Income Tax Consequences

The following description of the material federal income tax consequences of any of the Reverse Splits is based on the Internal Revenue Code of 1986, as amended (the “Code”), applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this Proxy Statement. Changes to the laws could alter the tax consequences described below, possibly with retroactive effect. We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of any of the Reverse Splits. This discussion is for general information only and does not discuss the tax consequences which may apply to special classes of taxpayers (e.g., non-resident aliens, broker/dealers or insurance companies). The state and local tax consequences of any of the Reverse Splits may vary significantly as to each stockholder, depending upon the jurisdiction in which such stockholder resides. Stockholders are urged to consult their own tax advisors to determine the particular consequences to them.

In general, the federal income tax consequences of any of the Reverse Splits will vary among stockholders depending upon whether they receive cash for fractional shares or solely a reduced number of shares of our common stock in exchange for their old shares of our common stock. We believe that because each Reverse Split is not part of a plan to increase periodically a stockholder’s proportionate interest in our assets or earnings and profits, each Reverse Split will likely have the following federal income tax effects.

Our stockholders who receive solely a reduced number of shares of our common stock will not recognize gain or loss. In the aggregate, such a stockholder’s basis in the reduced number of shares of our common stock will equal the stockholder’s basis in its old shares of our common stock.

Our stockholders who receive cash in lieu of a fractional share as a result of any of the Reverse Splits will generally be treated as having received the payment as a distribution in redemption of the fractional share, as provided in Section 302(a) of the Code, which distribution will be taxed as either a distribution under Section 301 of the Code or an exchange to such stockholder, depending on that stockholder’s particular facts and circumstances. Generally, a stockholder receiving such a payment should recognize gain or loss equal to the difference, if any, between the amount of cash received and the stockholder’s basis in the fractional share. In the aggregate, such a stockholder’s basis in the reduced number of shares of our common stock will equal the stockholder’s basis in its old shares of our common stock decreased by the basis allocated to the fractional share for which such stockholder is entitled to receive cash.

We will not recognize any gain or loss as a result of any of the Reverse Splits.

Board Discretion to Implement the 1-for-4 Reverse Split

If the proposed 1-for-4 Reverse Split is approved at the Annual Meeting, the Board of Directors may, in its sole discretion, at any time prior to our next annual meeting of stockholders, authorize the 1-for-4 Reverse Split and file the 1-for-4 Reverse Split Amendment with the Delaware Secretary of State. The determination by the Board of Directors will be based on a number of factors, including market conditions, existing and expected trading prices for the our common stock and the likely effect of business developments on the market price for our common stock.

THE BOARD OF DIRECTORS HAS NOT YET MADE A DETERMINATION TO PROCEED WITH ANY REVERSE STOCK SPLIT OF OUR ISSUED AND OUTSTANDING SHARES OF COMMON STOCK. NOTWITHSTANDING APPROVAL OF THE 1-FOR-4 REVERSE SPLIT AT THE ANNUAL MEETING, THE BOARD OF DIRECTORS MAY, IN ITS SOLE DISCRETION, DETERMINE NOT TO IMPLEMENT SUCH 1-FOR-4 REVERSE SPLIT.

Required Vote

To be approved by the stockholders, the proposal to implement the 1-for-4 Reverse Split must receive the affirmative vote of holders of at least a majority of the outstanding shares of our common stock. Abstentions and broker non-votes, because they are not affirmative votes, will have the same effect as a vote against this proposal.

Recommendation

The Board of Directors recommends a vote FOR the proposal to authorize the Board of Directors to amend the certificate of incorporation to effect a 1-for-4 Reverse Split of our common stock at any time prior to our next annual meeting of stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 2 TO AUTHORIZE THE BOARD OF DIRECTORS, IN ITS DISCRETION, TO AMEND THE CERTIFICATE OF INCORPORATION TO EFFECT A 1-FOR-4 REVERSE SPLIT OF OUR COMMON STOCK AT ANY TIME PRIOR TO OUR NEXT ANNUAL MEETING OF STOCKHOLDERS.

PROPOSAL THREE: 1-FOR-6 REVERSE STOCK SPLIT

Background

We are seeking your approval of four different possible reverse stock split proposals at the ratios of 1-for-4, 1-for-6, 1-for-8 and 1-for-10. The Board of Directors has adopted a resolution, (i) declaring the advisability of one of the Reverse Splits, subject to stockholder approval, (ii) approving a corresponding Reverse Split Amendment, to amend our certificate of incorporation to effect one of the Reverse Splits, subject to stockholder approval, and (iii) authorizing any other action it deems necessary to effect one of the Reverse Splits, without further approval or authorization of our stockholders, at any time prior to our next annual meeting of stockholders. The Board of Directors may subsequently effect, in its sole discretion, one (but not more than one) of the Reverse Splits approved by the stockholders.

If approved by our stockholders, only one of the four proposed Reverse Splits would become effective on any date selected by the Board of Directors on or prior to our next annual meeting of stockholders. At the time that one of the Reverse Split Amendments is effective, the other Reverse Split Amendment approved by the stockholders would be deemed abandoned, without any further effect. Moreover, the Board of Directors reserves the right, even after stockholder approval, to forego or postpone filing of the Reverse Split Amendments if such action is determined not to be in the best interests of the Company and its stockholders. If none of the Reverse Splits adopted by the stockholders is subsequently implemented by the Board of Directors and effected by our next annual meeting of stockholders, all such Reverse Splits will be deemed abandoned, without any further effect. In such case, the Board of Directors will again seek stockholder approval at a future date for a reverse stock split if it deems a reverse stock split to be advisable at that time.

Proposal

In Proposal 3, our stockholders are being asked to authorize the Board of Directors, in its discretion, to effect the 1-for-6 Reverse Split, including the filing of the 1-for-6 Reverse Split Amendment, without further approval or authorization of our stockholders, at any time prior to our next annual meeting of stockholders.

The 1-for-6 Reverse Split Amendment, would amend Article Four of our certificate of incorporation by inserting the following language:

The Corporation hereby declares that each six (6) shares of the outstanding shares of the Corporation’s Common Stock as of the date of filing of this Certificate of Amendment to the Certificate of Incorporation, be converted and reconstituted into one share of Common Stock. No fractional shares shall be issued upon such conversion and reconstitution. Instead, the Corporation will pay cash equal to such fraction multiplied by the average of the high and low trading prices of the Corporation’s Common Stock on the Nasdaq SmallCap Market during regular trading hours for the five trading days immediately preceding the effective time of the Reverse Split, which amount is hereby determined to equal the fair market value of the Corporation’s Common Stock upon the effective time of the Reverse Split.

Reasons for the Reverse Split

For a discussion of the reasons underlying our decision to seek approval for the 1-for-6 Reverse Split, see the caption entitled “Reasons for the Reverse Split” in Proposal 2. In addition, it should be noted that for purposes of this Proposal 3, in the event that a stockholder owns less than six shares of our common stock upon the effective time of the Reverse Split, such stockholder will only be entitled to a cash payment.

Principal Effects of the 1-for-6 Reverse Split

If the proposed 1-for-6 Reverse Split is approved at the Annual Meeting and the Board of Directors elects to effect the proposed 1-for-6 Reverse Split, each outstanding share of our common stock as of the record date of the 1-for-6 Reverse Split will immediately and automatically be changed, as of the effective date of the 1-for-6 Reverse Split Amendment, into one-sixth of a share of common stock. In addition, the number of shares of our common stock subject to outstanding options and warrants issued by us, and the number of shares reserved for future issuances under our stock plans, will be reduced by a factor of six. No fractional shares of our common stock will be issued in connection with the proposed 1-for-6 Reverse Split. Holders of our common stock who would otherwise receive a fractional share of common stock pursuant to the 1-for-6 Reverse Split will receive cash in lieu of the fractional share as explained more fully below.

If the 1-for-6 Reverse Split is approved at the Annual Meeting and the Board of Directors, in its discretion, decides to effect such 1-for-6 Reverse Split, the Board of Directors will fix a record date for determination of shares subject to the 1-for-6 Reverse Split. As of the date of this Proxy Statement, the Board of Directors had not fixed a record date for the 1-for-6 Reverse Split, but anticipates that a Reverse Split will be effectuated promptly following the Annual Meeting, subject to approval. As of the Record Date, there were 51,469,891 shares of our common stock issued and outstanding and 9,037,582 shares of our common stock subject to warrants and options granted by us. If additional shares of our common stock are issued or redeemed prior to the record date for the 1-for-6 Reverse Split, the actual number of shares issued and outstanding before and after the 1-for-6 Reverse Split will increase or decrease accordingly.

Because the 1-for-6 Reverse Split will apply to all issued and outstanding shares of our common stock and outstanding rights to purchase our common stock or to convert other securities into our common stock, the proposed 1-for-6 Reverse Split will not alter the relative rights and preferences of existing stockholders. The 1-for-6 Reverse Split Amendment will, however, effectively increase the number of shares of our common stock available for future issuances by the Board of Directors.

If the proposed 1-for-6 Reverse Split is approved at the Annual Meeting and effected by the Board of Directors, some stockholders may consequently own less than one hundred shares of our common stock. A purchase or sale of less than one hundred shares (an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers. Therefore, those stockholders who own less than one hundred shares following the 1-for-6 Reverse Split may be required to pay higher transaction costs should they then determine to sell their shares in the Company.

Cash Payment in Lieu of Fractional Shares

For a discussion of the treatment of fractional shares resulting from the 1-for-6 Reverse Split, see the caption entitled “Cash Payment in Lieu of Fractional Shares” in Proposal 2. In addition, it should be noted that for purposes of this Proposal 3, in the event that a stockholder owns less than six shares of our common stock upon the effective time of the Reverse Split, such stockholder will only be entitled to a cash payment.

Federal Income Tax Consequences

For a discussion of the federal income tax consequences of the 1-for-6 Reverse Split, see the caption entitled “Federal Income Tax Consequences” in Proposal 2.

Board Discretion to Implement the 1-for-6 Reverse Split

If the proposed 1-for-6 Reverse Split is approved at the Annual Meeting, the Board of Directors may, in its sole discretion, at any time prior to the next annual meeting of stockholders, authorize the 1-for-6 Reverse Split and file the 1-for-6 Reverse Split Amendment with the Delaware Secretary of State. The determination by the Board of Directors will be based on a number of factors, including market conditions, existing and expected trading prices for our common stock and the likely effect of business developments on the market price for our common stock.

THE BOARD OF DIRECTORS HAS NOT YET MADE A DETERMINATION TO PROCEED WITH ANY REVERSE STOCK SPLIT OF OUR ISSUED AND OUTSTANDING SHARES OF COMMON STOCK. NOTWITHSTANDING APPROVAL OF THE 1-FOR-6 REVERSE SPLIT AT THE ANNUAL MEETING, THE BOARD OF DIRECTORS MAY, IN ITS SOLE DISCRETION, DETERMINE NOT TO IMPLEMENT SUCH 1-FOR-6 REVERSE SPLIT.

Required Vote

To be approved by the stockholders, the proposal to implement the 1-for-6 Reverse Split must receive the affirmative votes of holders of at least a majority of the outstanding shares of our common stock. Abstentions and broker non-votes, because they are not affirmative votes, will have the same effect as a vote against this proposal.

Recommendation

The Board of Directors recommends a vote FOR the proposal to authorize the Board of Directors to amend the certificate of incorporation to effect a 1-for-6 Reverse Split of our common stock at any time prior to our next annual meeting of stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 3 TO AUTHORIZE THE BOARD OF DIRECTORS, IN ITS DISCRETION, TO AMEND THE CERTIFICATE OF INCORPORATION TO EFFECT A 1-FOR-6 REVERSE SPLIT OF THE COMPANY’S COMMON STOCK AT ANY TIME PRIOR TO OUR NEXT ANNUAL MEETING OF STOCKHOLDERS.

PROPOSAL FOUR: 1-FOR-8 REVERSE STOCK SPLIT

Background

We are seeking your approval of four different possible reverse stock split proposals at the ratios of 1-for-4, 1-for-6, 1-for-8 and 1-for-10. The Board of Directors has adopted a resolution, (i) declaring the advisability of one of the Reverse Splits, subject to stockholder approval, (ii) approving a corresponding Reverse Split Amendment, to amend our certificate of incorporation to effect one of the Reverse Splits, subject to stockholder approval, and (iii) authorizing any other action it deems necessary to effect one of the Reverse Splits, without further approval or authorization of our stockholders, at any time prior to our next annual meeting of stockholders. The Board of Directors may subsequently effect, in its sole discretion, one (but not more than one) of the Reverse Splits approved by the stockholders.

If approved by our stockholders, only one of the four proposed Reverse Splits would become effective on any date selected by the Board of Directors on or prior to our next annual meeting of stockholders. At the time that one of the Reverse Split Amendments is effective, the other Reverse Split Amendment approved by the stockholders would be deemed abandoned, without any further effect. Moreover, the Board of Directors reserves the right, even after stockholder approval, to forego or postpone filing of the Reverse Split Amendments if such action is determined not to be in the best interests of the Company and its stockholders. If none of the Reverse Splits adopted by the stockholders is subsequently implemented by the Board of Directors and effected by our next annual meeting of stockholders, all such Reverse Splits will be deemed abandoned, without any further effect. In such case, the Board of Directors will again seek stockholder approval at a future date for a reverse stock split if it deems a reverse stock split to be advisable at that time.

Proposal

In Proposal 4, our stockholders are being asked to authorize the Board of Directors, in its discretion, to effect the 1-for-8 Reverse Split, including the filing of the 1-for-8 Reverse Split Amendment, without further approval or authorization of our stockholders, at any time prior to our next annual meeting of stockholders.

The 1-for-8 Reverse Split Amendment, would amend Article Four of our certificate of incorporation by inserting the following language:

The Corporation hereby declares that each eight (8) shares of the outstanding shares of the Corporation’s Common Stock as of the date of filing of this Certificate of Amendment to the Certificate of

Incorporation, be converted and reconstituted into one share of Common Stock. No fractional shares shall be issued upon such conversion and reconstitution. Instead, the Corporation will pay cash equal to such fraction multiplied by the average of the high and low trading prices of the Corporation’s Common Stock on the Nasdaq SmallCap Market during regular trading hours for the five trading days immediately preceding the effective time of the Reverse Split, which amount is hereby determined to equal the fair market value of the Corporation’s Common Stock upon the effective time of the Reverse Split.

Reasons for the Reverse Split

For a discussion of the reasons underlying our decision to seek approval for the 1-for-8 Reverse Split, see the caption entitled “Reasons for the Reverse Split” in Proposal 2. In addition, it should be noted that for purposes of this Proposal 4, in the event that a stockholder owns less than eight shares of our common stock upon the effective time of the Reverse Split, such stockholder will only be entitled to a cash payment.

Principal Effects of the 1-for-8 Reverse Split

If the proposed 1-for-8 Reverse Split is approved at the Annual Meeting and the Board of Directors elects to effect the proposed 1-for-8 Reverse Split, each outstanding share of our common stock as of the record date of the 1-for-8 Reverse Split will immediately and automatically be changed, as of the effective date of the 1-for-8 Reverse Split Amendment, into one-eighth of a share of common stock. In addition, the number of shares of our common stock subject to outstanding options and warrants issued by us, and the number of shares reserved for future issuances under our stock plans, will be reduced by a factor of eight. No fractional shares of our common stock will be issued in connection with the proposed 1-for-8 Reverse Split. Holders of our common stock who would otherwise receive a fractional share of common stock pursuant to the 1-for-8 Reverse Split will receive cash in lieu of the fractional share as explained more fully below.

If the 1-for-8 Reverse Split is approved at the Annual Meeting and the Board of Directors, in its discretion, decides to effect such 1-for-8 Reverse Split, the Board of Directors will fix a record date for determination of shares subject to the 1-for-8 Reverse Split. As of the date of this Proxy Statement, the Board of Directors had not fixed a record date for the 1-for-8 Reverse Split, but anticipates that a Reverse Split will be effectuated promptly following the Annual Meeting, subject to approval. As of the Record Date, there were 51,469,891 shares of our common stock issued and outstanding and 9,037,582 shares of our common stock subject to warrants and options granted by us. If additional shares of our common stock are issued or redeemed prior to the record date for the 1-for-8 Reverse Split, the actual number of shares issued and outstanding before and after the 1-for-8 Reverse Split will increase or decrease accordingly.

Because the 1-for-8 Reverse Split will apply to all issued and outstanding shares of our common stock and outstanding rights to purchase our common stock or to convert other securities into our common stock, the proposed 1-for-8 Reverse Split will not alter the relative rights and preferences of existing stockholders. The 1-for-8 Reverse Split Amendment will, however, effectively increase the number of shares of our common stock available for future issuances by the Board of Directors.

If the proposed 1-for-8 Reverse Split is approved at the Annual Meeting and effected by the Board of Directors, some stockholders may consequently own less than one hundred shares of our common stock. A purchase or sale of less than one hundred shares (an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers. Therefore, those stockholders who own less than one hundred shares following the 1-for-8 Reverse Split may be required to pay higher transaction costs should they then determine to sell their shares in the Company.

Cash Payment in Lieu of Fractional Shares

For a discussion of the treatment of fractional shares resulting from the 1-for-8 Reverse Split, see the caption entitled “Cash Payment in Lieu of Fractional Shares” in Proposal 2. In addition, it should be noted that for purposes of this Proposal 4, in the event that a stockholder owns less than eight shares of our common stock upon the effective time of the Reverse Split, such stockholder will only be entitled to a cash payment.

Federal Income Tax Consequences

For a discussion of the federal income tax consequences of the 1-for-8 Reverse Split, see the caption entitled “Federal Income Tax Consequences” in Proposal 2.

Board Discretion to Implement the 1-for-8 Reverse Split

If the proposed 1-for-8 Reverse Split is approved at the Annual Meeting, the Board of Directors may, in its sole discretion, at any time prior to the next annual meeting of stockholders, authorize the 1-for-8 Reverse Split and file the 1-for-8 Reverse Split Amendment with the Delaware Secretary of State. The determination by the Board of Directors will be based on a number of factors, including market conditions, existing and expected trading prices for our common stock and the likely effect of business developments on the market price for our common stock.

THE BOARD OF DIRECTORS HAS NOT YET MADE A DETERMINATION TO PROCEED WITH ANY REVERSE STOCK SPLIT OF OUR ISSUED AND OUTSTANDING SHARES OF COMMON STOCK. NOTWITHSTANDING APPROVAL OF THE 1-FOR-8 REVERSE SPLIT AT THE ANNUAL MEETING, THE BOARD OF DIRECTORS MAY, IN ITS SOLE DISCRETION, DETERMINE NOT TO IMPLEMENT SUCH 1-FOR-8 REVERSE SPLIT.

Required Vote

To be approved by the stockholders, the proposal to implement the 1-for-8 Reverse Split must receive the affirmative votes of holders of at least a majority of the outstanding shares of our common stock. Abstentions and broker non-votes, because they are not affirmative votes, will have the same effect as a vote against this proposal.

Recommendation

The Board of Directors recommends a vote FOR the proposal to authorize the Board of Directors to amend the certificate of incorporation to effect a 1-for-8 Reverse Split of our common stock at any time prior to our next annual meeting of stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 4 TO AUTHORIZE THE BOARD OF DIRECTORS, IN ITS DISCRETION, TO AMEND THE CERTIFICATE OF INCORPORATION TO EFFECT A 1-FOR-8 REVERSE SPLIT OF THE COMPANY’S COMMON STOCK AT ANY TIME PRIOR TO OUR NEXT ANNUAL MEETING OF STOCKHOLDERS.

PROPOSAL FIVE: 1-FOR-10 REVERSE STOCK SPLIT

Background

We are seeking your approval of four different possible reverse stock split proposals at the ratios of 1-for-4, 1-for-6, 1-for-8 and 1-for-10. The Board of Directors has adopted a resolution, (i) declaring the advisability of one of the Reverse Splits, subject to stockholder approval, (ii) approving a corresponding Reverse Split Amendment, to amend our certificate of incorporation to effect one of the Reverse Splits, subject to stockholder approval, and (iii) authorizing any other action it deems necessary to effect one of the Reverse Splits, without further approval or authorization of our stockholders, at any time prior to our next annual meeting of stockholders. The Board of Directors may subsequently effect, in its sole discretion, one (but not more than one) of the Reverse Splits approved by the stockholders.

If approved by our stockholders, only one of the four proposed Reverse Splits would become effective on any date selected by the Board of Directors on or prior to our next annual meeting of stockholders. At the time that one of the Reverse Split Amendments is effective, the other Reverse Split Amendment approved by the stockholders would be deemed abandoned, without any further effect. Moreover, the Board of Directors reserves the right, even after stockholder approval, to forego or postpone filing of the Reverse Split Amendments if such action is determined not to be in the best interests of the Company and its stockholders. If none of the Reverse Splits adopted by the stockholders is subsequently implemented by the Board of Directors and effected by our next annual meeting of stockholders, all such Reverse Splits will be deemed abandoned, without any further effect. In such case, the Board of Directors will again seek stockholder approval at a future date for a reverse stock split if it deems a reverse stock split to be advisable at that time.

Proposal

In Proposal 5, our stockholders are being asked to authorize the Board of Directors, in its discretion, to effect the 1-for-10 Reverse Split, including the filing of the 1-for-10 Reverse Split Amendment, without further approval or authorization of our stockholders, at any time prior to our next annual meeting of stockholders.

The 1-for-10 Reverse Split Amendment, would amend Article Four of our certificate of incorporation by inserting the following language:

The Corporation hereby declares that each ten (10) shares of the outstanding shares of the Corporation’s Common Stock as of the date of filing of this Certificate of Amendment to the Certificate of Incorporation, be converted and reconstituted into one share of Common Stock. No fractional shares shall be issued upon such conversion and reconstitution. Instead, the Corporation will pay cash equal to such fraction multiplied by the average of the high and low trading prices of the Corporation’s Common Stock on the Nasdaq SmallCap Market during regular trading hours for the five trading days immediately preceding the effective time of the Reverse Split, which amount is hereby determined to equal the fair market value of the Corporation’s Common Stock upon the effective time of the Reverse Split.

Reasons for the Reverse Split

For a discussion of the reasons underlying our decision to seek approval for the 1-for-10 Reverse Split, see the caption entitled “Reasons for the Reverse Split” in Proposal 2. In addition, it should be noted that for purposes of this Proposal 5, in the event that a stockholder owns less than 10 shares of our common stock upon the effective time of the Reverse Split, such stockholder will only be entitled to a cash payment.

Principal Effects of the 1-for-6 Reverse Split

If the proposed 1-for-10 Reverse Split is approved at the Annual Meeting and the Board of Directors elects to effect the proposed 1-for-10 Reverse Split, each outstanding share of our common stock as of the record date of the 1-for-10 Reverse Split will immediately and automatically be changed, as of the effective date of the 1-for-10 Reverse Split Amendment, into one-tenth of a share of common stock. In addition, the number of shares of our common stock subject to outstanding options and warrants issued by us, and the number of shares reserved for future issuances under our stock plans, will be reduced by a factor of 10. No fractional shares of our common stock will be issued in connection with the proposed 1-for-10 Reverse Split. Holders of our common stock who would otherwise receive a fractional share of common stock pursuant to the 1-for-10 Reverse Split will receive cash in lieu of the fractional share as explained more fully below.

If the 1-for-10 Reverse Split is approved at the Annual Meeting and the Board of Directors, in its discretion, decides to effect such 1-for-10 Reverse Split, the Board of Directors will fix a record date for determination of shares subject to the 1-for-10 Reverse Split. As of the date of this Proxy Statement, the Board of Directors had not fixed a record date for the 1-for-10 Reverse Split, but anticipates that a Reverse Split will be effectuated promptly following the Annual Meeting, subject to approval. As of the Record Date, there were 51,469,891 shares of our common stock issued and outstanding and 9,037,582 shares of our common stock subject to warrants and options granted by us. If additional shares of our common stock are issued or redeemed prior to the record date for the 1-for-10 Reverse Split, the actual number of shares issued and outstanding before and after the 1-for-10 Reverse Split will increase or decrease accordingly.

Because the 1-for-10 Reverse Split will apply to all issued and outstanding shares of our common stock and outstanding rights to purchase our common stock or to convert other securities into our common stock, the proposed 1-for-10 Reverse Split will not alter the relative rights and preferences of existing stockholders. The 1-for-10 Reverse Split Amendment will, however, effectively increase the number of shares of our common stock available for future issuances by the Board of Directors.

If the proposed 1-for-10 Reverse Split is approved at the Annual Meeting and effected by the Board of Directors, some stockholders may consequently own less than one hundred shares of our common stock. A purchase or sale of less than one hundred shares (an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers. Therefore, those stockholders who own less than one hundred shares following the 1-for-10 Reverse Split may be required to pay higher transaction costs should they then determine to sell their shares in the Company.

Cash Payment in Lieu of Fractional Shares

For a discussion of the treatment of fractional shares resulting from the 1-for-10 Reverse Split, see the caption entitled “Cash Payment in Lieu of Fractional Shares” in Proposal 2. In addition, it should be noted that for purposes of this Proposal 5, in the event that a stockholder owns less than B shares of our common stock upon the effective time of the Reverse Split, such stockholder will only be entitled to a cash payment.

Federal Income Tax Consequences

For a discussion of the federal income tax consequences of the 1-for-10 Reverse Split, see the caption entitled “Federal Income Tax Consequences” in Proposal 2.

Board Discretion to Implement the 1-for-10 Reverse Split

If the proposed 1-for-10 Reverse Split is approved at the Annual Meeting, the Board of Directors may, in its sole discretion, at any time prior to the next annual meeting of stockholders, authorize the 1-for-10 Reverse Split and file the 1-for-10 Reverse Split Amendment with the Delaware Secretary of State. The determination by the Board of Directors will be based on a number of factors, including market conditions, existing and expected trading prices for our common stock and the likely effect of business developments on the market price for our common stock.

THE BOARD OF DIRECTORS HAS NOT YET MADE A DETERMINATION TO PROCEED WITH ANY REVERSE STOCK SPLIT OF OUR ISSUED AND OUTSTANDING SHARES OF COMMON STOCK. NOTWITHSTANDING APPROVAL OF THE 1-FOR-10 REVERSE SPLIT AT THE ANNUAL MEETING, THE BOARD OF DIRECTORS MAY, IN ITS SOLE DISCRETION, DETERMINE NOT TO IMPLEMENT SUCH 1-FOR-10 REVERSE SPLIT.

Required Vote

To be approved by the stockholders, the proposal to implement the 1-for-10 Reverse Split must receive the affirmative votes of holders of at least a majority of the outstanding shares of our common stock. Abstentions and broker non-votes, because they are not affirmative votes, will have the same effect as a vote against this proposal.

Recommendation

The Board of Directors recommends a vote FOR the proposal to authorize the Board of Directors to amend the certificate of incorporation to effect a 1-for-10 Reverse Split of our common stock at any time prior to our next annual meeting of stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 5 TO AUTHORIZE THE BOARD OF DIRECTORS, IN ITS DISCRETION, TO AMEND THE CERTIFICATE OF INCORPORATION TO EFFECT A 1-FOR-10 REVERSE SPLIT OF THE COMPANY’S COMMON STOCK AT ANY TIME PRIOR TO OUR NEXT ANNUAL MEETING OF STOCKHOLDERS.

PROPOSAL SIX: RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

Background

The Audit Committee has appointed Deloitte & Touche, LLP, independent public accountants, to audit our financial statements for the fiscal year ending December 31, 2005. The Board proposes that the stockholders ratify this appointment. Deloitte & Touche LLP audited our financial statements for the fiscal year ended December 31, 2004. We expect that representatives of Deloitte & Touche LLP will be present at the meeting, will be able to make a statement if they so desire, and will be available to respond to appropriate questions.

The following table presents fees for professional audit services rendered by Deloitte & Touche LLP for the audit of the Company’s annual financial statements for the years ended December 31, 2004, and December 31, 2003, and fees billed for other services rendered by Deloitte & Touche LLP during those periods. The following table also reflects fees for certain services related to tax compliance and reporting rendered by PricewaterhouseCoopers during 2003 and 2004.

	2004		2003
Audit fees(1)	$200,000		$170,000
Audit related fees(2)	$15,000		$10,400
Tax fees(3)	$80,500	(4)	$89,000	(5)
All other fees	$0		$20,000	(6)

Total	$295,500		$289,400

(1)	Audit fees consisted of audit work performed in the preparation of financial statements, as well as work generally only the independent auditor can reasonably be expected to provide, such as statutory audits.
(2)	Audit related fees in 2004 consisted principally of assistance with matters related to the filing of registration statement of Form S-3 in April 2004. Audit related fees in 2003 consisted principally of audits of employee benefit plans.
(3)	Tax fees consist principally of assistance with matters related to tax compliance and reporting.
(4)	Tax fees in 2004 consisted principally of assistance with matters related to the tax provisions in our 2004 financial statements and also with a New York utility tax audit.
(5)	Tax fees in 2003 include $60,000 paid to PriceWaterhouseCoopers which, as of May 2003, represents us in connection with our tax matters.
(6)	All other fees in 2003 consisted principally of assistance with matters related to executive compensation.

All of the services set forth above in the categories were approved by the Audit Committee pursuant to Rule 2-01(c)(7)(i)(C) (relating to the approval of a de minimis amount of non-audit services after the fact but before completion of the audit).

Policy on Audit Committee Pre-Approval of Audit

and Permissible Non-audit Services of Independent Auditors

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent auditor. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditor.

Prior to engagement of the independent auditor for the next year’s audit, management will submit an estimate of fees for the services expected to be rendered during that year for each of four categories of services to the Audit Committee for approval.

1. Audit services include audit work performed in the preparation of financial statements, as well as work that generally only the independent auditor can reasonably be expected to provide, including comfort letters, statutory audits, and attest services and consultation regarding financial accounting and/or reporting standards.

2. Audit-Related services are for assurance and related services that are traditionally performed by the independent auditor, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

3. Tax services include all services performed by PriceWaterhouseCoopers, which, as of May 2003, represents us in connection with our tax matters, except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning, and tax advice.

4. Other Fees are those associated with services not captured in the other categories.

Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee requires the independent auditor and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent auditor.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

In the event that ratification of the appointment of Deloitte & Touche LLP as our independent public accountants is not obtained at the Annual Meeting, the Board of Directors will reconsider its appointment.

Required Vote

The affirmative vote of a majority of the shares present and represented by proxy at the Annual Meeting is required to ratify the appointment of the independent public accountants.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT PUBLIC ACCOUNTANTS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

OTHER MATTERS

The Board of Directors knows of no other business which will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR

To be considered for inclusion in the proxy statement relating to our Annual Meeting of Stockholders to be held in 2006, stockholder proposals must be received no later than January 2, 2006. If we do not receive notice of any matter to be considered for presentation at the Annual Meeting by March 18, 2006, management proxies may, although not included in the proxy statement, confer discretionary authority to vote on the matters presented at the Annual Meeting by a stockholder in accordance with Rule 14a-4 under the Securities Exchange Act. All stockholder proposals should be marked for the attention of President, FiberNet Telecom Group, Inc., 570 Lexington Avenue, New York, New York 10022.

New York, New York

May 2, 2005

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2004 (other than exhibits thereto) filed with the SEC, which provides additional information about us, is available on the Internet at www.ftgx.com and is available in paper form to beneficial owners of our common stock without charge upon written request to President, FiberNet Telecom Group, Inc., 570 Lexington Avenue, New York, New York 10022.

FIBERNET TELECOM GROUP, INC.

THIS PROXY IS BEING SOLICITED BY FIBERNET TELECOM GROUP, INC.’S

BOARD OF DIRECTORS

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement, dated May 2, 2005, in connection with the Annual Meeting to be held at 10:00 a.m. on Tuesday, May 24, 2005 at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., located at the Chrysler Center, 666 Third Avenue, 25th Floor, New York, New York, and hereby appoints Jon A. DeLuca AND Edward Granaghan, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the Common Stock of FiberNet Telecom Group, Inc. registered in the name provided herein, which the undersigned is entitled to vote at the 2005 Annual Meeting of Stockholders, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in this Proxy.

THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT PUBLIC ACCOUNTANTS AND FOR THE APPROVAL TO AUTHORIZE THE BOARD OF DIRECTORS TO AMEND THE COMPANY’S CERTIFICATE OF INCORPORATION TO EFFECT A 1-FOR-4 REVERSE STOCK SPLIT, 1-FOR-6 REVERSE STOCK SPLIT, 1-FOR-8 REVERSE STOCK SPLIT OR 1-FOR-10 REVERSE STOCK SPLIT, OF THE COMPANY’S ISSUED AND OUTSTANDING SHARES OF COMMON STOCK.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3, 4, 5 AND 6.

1. ELECTION OF DIRECTORS (OR IF ANY NOMINEE IS NOT AVAILABLE FOR ELECTION, SUCH SUBSTITUTE AS THE BOARD OF DIRECTORS MAY DESIGNATE).

` FOR ` WITHHOLD ` FOR ALL NOMINEES EXCEPT

NOMINEES: TIMOTHY P. BRADLEY

OSKAR BRECHER

JON A. DELUCA

ROY (TREY) D. FARMER III

ROBERT E. LA BLANC

MICHAEL S. LISS

CHARLES J. MAHONEY

RICHARD E. SAYERS

2. PROPOSAL TO AUTHORIZE THE BOARD OF DIRECTORS, IN ITS DISCRETION, TO AMEND THE COMPANY’S CERTIFICATE OF INCORPORATION TO EFFECT A 1-FOR-4 REVERSE STOCK SPLIT OF THE COMPANY’S ISSUED AND OUTSTANDING SHARES OF COMMON STOCK WITHOUT FURTHER APPROVAL OR AUTHORIZATION OF ITS STOCKHOLDERS AT ANY TIME PRIOR TO THE NEXT ANNUAL MEETING OF STOCKHOLDERS OF THE COMPANY.

` FOR ` WITHHOLD ` ABSTAIN

3. PROPOSAL TO AUTHORIZE THE BOARD OF DIRECTORS, IN ITS DISCRETION, TO AMEND THE COMPANY’S CERTIFICATE OF INCORPORATION TO EFFECT A 1-FOR-6 REVERSE STOCK SPLIT OF THE COMPANY’S ISSUED AND OUTSTANDING SHARES OF COMMON STOCK WITHOUT FURTHER APPROVAL OR AUTHORIZATION OF ITS STOCKHOLDERS AT ANY TIME PRIOR TO THE NEXT ANNUAL MEETING OF STOCKHOLDERS OF THE COMPANY.

` FOR ` WITHHOLD ` ABSTAIN

4. PROPOSAL TO AUTHORIZE THE BOARD OF DIRECTORS, IN ITS DISCRETION, TO AMEND THE COMPANY’S CERTIFICATE OF INCORPORATION TO EFFECT A 1-FOR-8 REVERSE STOCK SPLIT OF THE COMPANY’S ISSUED AND OUTSTANDING SHARES OF COMMON STOCK WITHOUT FURTHER APPROVAL OR AUTHORIZATION OF ITS STOCKHOLDERS AT ANY TIME PRIOR TO THE NEXT ANNUAL MEETING OF STOCKHOLDERS OF THE COMPANY.

` FOR ` WITHHOLD ` ABSTAIN

5. PROPOSAL TO AUTHORIZE THE BOARD OF DIRECTORS, IN ITS DISCRETION, TO AMEND THE COMPANY’S CERTIFICATE OF INCORPORATION TO EFFECT A 1-FOR-10 REVERSE STOCK SPLIT OF THE COMPANY’S ISSUED AND OUTSTANDING SHARES OF COMMON STOCK WITHOUT FURTHER APPROVAL OR AUTHORIZATION OF ITS STOCKHOLDERS AT ANY TIME PRIOR TO THE NEXT ANNUAL MEETING OF STOCKHOLDERS OF THE COMPANY.

` FOR ` WITHHOLD ` ABSTAIN

6. PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2005.

` FOR ` WITHHOLD ` ABSTAIN

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

FIBERNET TELECOM GROUP, INC.

Annual Meeting of Stockholders

May 24, 2005

Please date, sign and mail your proxy card as soon as possible.

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof. If you wish to vote in accordance with the Board of Directors’ recommendations, just sign below. You need not mark any boxes.

NOTE: Please sign exactly as your name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature

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